KFORCE INC.
2019 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

Grantee:
Type of Award:
Date of Grant:
Grant (# of awards):
Fair Market Value on Date of Grant:
Kforce Inc. (the “Firm”), pursuant to its 2019 Stock Incentive Plan (the "Plan"), hereby grants the shares summarized above to stated Grantee. The shares are subject to the terms and conditions set forth within the Plan, and unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement; however, certain terms of this award are provided below:
Vesting
Subject to the terms and conditions within Section 5 of the Plan, the restricted stock awarded to the Grantee vests, as follows: ____________________________________
Other Terms
The following “Other Terms” are applicable to this award unless otherwise addressed in an employment agreement between the employee and the Firm.
In the case of a change in control, death of the Grantee or total and permanent disability (as defined in the Plan), the unvested portion of the award shall vest immediately. If the Grantee voluntarily resigns or is terminated with or without cause, the unvested portion of the award shall be forfeited immediately.
Dividend and Voting Rights
The unvested portion of the RS granted above contains the following terms as it relates to dividend and voting rights (the vested portion of the RS granted above has equivalent rights to a share of Kforce common stock):
Dividend Rights:
__ Right to dividends or dividend equivalents1
__ No right to dividends or dividend equivalents rights2
Voting Rights: the unvested restricted stock contains voting rights unless the shares have been forfeited by the grantee.
1 The Firm shall make any payments related to dividends declared in additional shares of restricted stock, which shall be treated as part of the grant of the underlying restricted stock. The grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the underlying restricted stock is forfeited or becomes nonforfeitable.
2 The grantee shall not be entitled to any future payments to compensate the grantee for the shares not containing dividend rights.
Tax Withholding
Upon the occurrence of a vesting event, the Grantee must satisfy the federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the restricted stock. The Grantee shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Firm.
83(b) Election
In order for an election pursuant to IRS Code 83(b) to be valid, you are required to provide a signed election form to Kforce. Please consult your tax advisor prior to making any such 83(b) election.

General Disclaimer
The Firm undertakes no duty or responsibility for providing periodic updates to you in the future as it relates to this award.

Approval of Award (Grantor):

Name Printed	Signature

Acceptance of Award (Grantee):

Name Printed	Signature

* By signing this Award Agreement, you acknowledge receipt of the (i) Prospectus covering common stock issuable upon the exercise of stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards granted under the 2019 Stock Incentive Plan and (ii) a copy of our Annual Report for our most recently completed fiscal year.

KFORCE INC.
2019 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Grantee:
Type of Award:
Date of Grant:
Grant (# of awards):
Fair Market Value on Date of Grant:
Kforce Inc. (the “Firm”), pursuant to its 2019 Stock Incentive Plan (the "Plan"), hereby grants the RSUs summarized above to stated Grantee, pursuant to the Other Stock-Based Award provisions of Section 9 of the Plan. Each RSU represents the right to receive a share of the Firm's common stock if the RSU becomes vested in accordance with this Agreement. The RSUs are subject to the terms and conditions set forth within the Plan, and unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement; however, certain terms of this award are provided below:
Vesting
Subject to the terms and conditions of the Plan, the RSUs awarded to the Grantee vest, as follows, provided that on each vesting date the Grantee is an Employee of or Consultant to the Firm or a Subsidiary: ___________________________________
Dividend Equivalents
Prior to the issuance of shares in settlement of the RSUs granted above, the RSUs contain the following terms as it relates to dividend equivalents:
Dividend Equivalent Rights:
 __ Right to dividend equivalents1
 __ No right to dividend equivalents2
1 The grantee will accrue dividend equivalents equal to the cash dividend or distribution that would have been paid on the RSUs had the RSUs been issued and outstanding shares on the record date for the dividend/distribution. The dividend equivalents will be converted into additional RSUs based on the Fair Market Value of the underlying shares on the record date of such dividend/distribution, and any resulting fractional number of RSUs will be rounded to the nearest whole number. The grantee’s interest in such additional RSUs shall be forfeited or shall become nonforfeitable and subject to settlement at the same time as the RSUs to which they relate are forfeited or become nonforfeitable and subject to settlement.
2 The grantee shall not be entitled to any future payments to compensate the grantee for the award not containing dividend equivalent rights.
Timing and Manner of Settlement of Vested RSUs
Vested RSUs will be settled by the Firm delivering to the Grantee a number of shares equal to the number of vested RSUs. Except as otherwise provided in a valid deferral election, settlement of vested RSUs will occur as promptly as practicable after the date on which the RSUs become vested, but in no event later than 30 days after the vesting date. Any fractional shares will be rounded down to the next whole number of shares. Subject to any conditions and procedures deemed appropriate or necessary from time to time by the Compensation Committee of the Firm's Board of Directors (the "Committee"), including the required timing of a deferral election and the suspension of the right to elect deferrals or to make changes in any existing deferral election, the grantee may elect to defer the RSU settlement date using the deferral election form provided by the Firm.

Code Section 409A
Payments made pursuant to this Agreement are intended to be exempt from Code Section 409A or to otherwise comply with Code Section 409A. Accordingly, the provisions of this section will supersede any other provision of this Agreement or the Plan in order that the RSUs, and related dividend equivalents and any other related rights, will be exempt from or otherwise comply with Code Section 409A. In addition, the Firm reserves the right, to the extent the Firm deems necessary or advisable in its discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all RSUs, and related dividend equivalents and any other related rights, are exempt from or otherwise have terms that comply, and in operation comply, with Code Section 409A (including, without limitation, the avoidance of penalties thereunder). The Firm makes no representations that the RSUs, and related dividend equivalents and any other related rights, will be exempt from or avoid any penalties that may apply under Code Section 409A, makes no undertaking to preclude Code Section 409A from applying to the RSUs and related dividend equivalents and any other related rights, and will not indemnify or provide a gross up payment to a grantee (or his or her beneficiary) for any taxes, interest or penalties imposed under Code Section 409A. Each portion of RSUs (including dividend equivalents accrued thereon) that is scheduled to become vested and nonforfeitable at a separate stated vesting date under this Agreement will be deemed a separate payment for purposes of Code Section 409A.
In the case of any RSUs that constitute a deferral of compensation under Code Section 409A ("Code Section 409A RSUs"), the following restrictions will apply:
•Separation from Service. Any payment in settlement of the Code Section 409A RSUs that is triggered by a termination of Continuous Status as an Employee or Consultant (or other termination of employment) hereunder will occur only if the grantee has had a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h), with such separation from service treated as the termination for purposes of determining the timing of any settlement based on such termination.
•Application of Six-Month Delay. If (1) the grantee has a separation from service (within the meaning of Treasury Regulation § 1.409A-1(h)) for a reason other than death, and (2) a payment in settlement of Code Section 409A RSUs is triggered by such separation from service, and (3) the grantee is a “specified employee” under Code Section 409A, then, to the extent required for compliance with Code Section 409A, the settlement of Code Section 409A RSUs that is triggered by separation from service where the settlement otherwise would occur within six months after the separation from service will be made on the date six months and one day after separation from service. During the six-month delay period, accelerated settlement will be permitted in the event of the grantee’s death and for no other reason, except to the extent permitted under Code Section 409A.
•The settlement of Code Section 409A RSUs may not be accelerated by the Firm except to the extent permitted under Code Section 409A. The Firm may, however, accelerate vesting of Code Section 409A RSUs without changing the settlement terms of such Code Section 409A RSUs.
Any restriction that is imposed on Code Section 409A RSUs under the terms of this Agreement or other documents solely to ensure compliance with Code Section 409A shall not be applied to an RSU that is not a Code Section 409A RSU, except to the extent necessary to preserve the status of such RSU as not being a “deferral of compensation” under Code Section 409A. If any mandatory term that is required for any RSUs, or related dividend equivalents or other related rights, to avoid tax penalties or additional taxes under Code Section 409A is not otherwise explicitly provided in this Agreement or other applicable documents, such term is hereby incorporated by reference and fully applicable as though set forth at length herein. With respect to any settlement of any RSUs during a specified period following the stated vesting date or other date triggering a right to settlement, the grantee will have no discretion or influence on any determination as to the tax year in which the settlement will occur.

General Disclaimer
The Firm undertakes no duty or responsibility for providing periodic updates to you in the future as it relates to this award.

Approval of Award (Grantor):

Name Printed	Signature

Acceptance of Award (Grantee):

Name Printed	Signature

* By signing this Award Agreement, you acknowledge receipt of the (i) Prospectus covering common stock issuable upon the exercise of stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards granted under the 2019 Stock Incentive Plan and (ii) a copy of our Annual Report for our most recently completed fiscal year.